UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2009

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 13, 2009, the registrant and Cowboy Acquisition Company (the “Acquisition Subsidiary”), a wholly owned subsidiary of the registrant, entered into an asset purchase agreement (the “Agreement”) with ChoicePay, Inc. (“ChoicePay”), an electronic payments company.  The Agreement contemplates that the Acquisition Subsidiary will acquire substantially all of the assets, and assume certain of the liabilities, of ChoicePay.  The agreement provides for the payment by the Acquisition Subsidiary to ChoicePay of a purchase price of $7,500,000 at closing, with additional payments of up to $2,000,000 possible based on the revenue from specified customer contracts.

The closing of the transaction is subject to customary closing conditions, including approval by the stockholders of ChoicePay.

The foregoing description of the Agreement does not purport to be a complete statement of the parties’ rights under the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed with this report as Exhibit 10.1.

Item 7.01.  Regulation FD Disclosure.

On January 20, 2009, the registrant issued a press release announcing the Agreement disclosed in Item 1.01 above.  A copy of the release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and in Exhibit 99.1 to this report shall not be deemed "filed" for purposed of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

   See the exhibit index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
	By:	/s/ Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer
Date: January 20, 2009

Exhibit Index
Exhibit
No                 Description
10.1	Asset Purchase Agreement between the registrant, Cowboy Acquisition Company and ChoicePay, Inc., dated as of January 13, 2009.
99.1	Press release issued by the registrant on January 20, 2009.